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Exhibit 2.1

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT, dated as of March 2, 2004 (the "Agreement"), by and among (i) VCS, Inc., a company incorporated in Delaware ("Buyer"), (ii) Vistula Limited, a company incorporated in England and Wales ("Vistula"), (iii) Cardlink Services Limited, a company incorporated in Scotland ("Cardlink"), (iv) Executive Management Services Limited, a company incorporated in the British Virgin Islands and the sole stockholder of Vistula ("EMS") and (v) the stockholders of Cardlink listed on the signature pages hereto, being all of the stockholders of Cardlink (the "Cardlink Stockholders" and together with Vistula, Cardlink and EMS, the "Sellers").

W I T N E S S E T H

        WHEREAS, the Board of Directors of Cardlink has determined that it is in the best interests of Cardlink for all of the capital stock of Cardlink to be owned by Buyer and the Board of Directors of Vistula has determined that it is in the best interests of Vistula for all of the capital stock of Vistula to be owned by Buyer;

        WHEREAS, Buyer desires to purchase from EMS all of the outstanding ordinary shares of Vistula (the "Vistula Ordinary Shares"), consisting of 1 Vistula Ordinary Share;

        WHEREAS, Buyer desires to purchase from the Cardlink Stockholders all of the outstanding ordinary shares of Cardlink (the "Cardlink Ordinary Shares," together with the Vistula Ordinary Shares, the "Ordinary Shares"), consisting of 21,885 Cardlink Ordinary Shares;

        WHEREAS, EMS and the Cardlink Stockholders desire to sell to Buyer the Ordinary Shares owned by them in exchange for shares of common stock, par value $.001 per share, of the Buyer (the "Common Shares") on the basis of one Cardlink Ordinary Share for 1,000 Common Shares of the Buyer and one Vistula Ordinary Share for 2,000,000 Common Shares of the Buyer; and

        WHEREAS, the parties intend that the sale and purchase of the Ordinary Shares shall not constitute a taxable event for the Cardlink Stockholders and EMS;

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby being acknowledged, the parties hereto agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1
Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) EMS and the Cardlink Stockholders shall sell to Buyer, and Buyer shall purchase from EMS and the Cardlink Stockholders, all Ordinary Shares owned by EMS and the Cardlink Stockholders. The total consideration for the Ordinary Shares shall be 23,885,000 Common Shares of the Buyer.

1.2
Closing. The closing (the "Closing") of the purchase of Ordinary Shares hereunder shall take place at the offices of Foley Hoag LLP in Boston, MA on March 2, 2004, or at such other time or place as Buyer and Sellers may agree.

1.3
Exchange of Shares. At the Closing, EMS agrees to transfer all Vistula Ordinary Shares then held by EMS to the Buyer in exchange for 2,000,000 Common Shares of Buyer for each Vistula Ordinary Share transferred and each Cardlink Stockholder agrees to transfer all Cardlink Ordinary

  Shares then held by each such Cardlink Stockholder to the Buyer in exchange for 1,000 Common Shares of Buyer for each Cardlink Ordinary Share transferred.

1.4
Delivery of Certificates. At the Closing, EMS and the Cardlink Stockholders shall deliver to Buyer certificates for the Ordinary Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto, or if stock certificates are not then available, affidavits of loss in a form acceptable to Buyer in lieu thereof. At the Closing, Buyer shall issue and deliver to EMS and each of the Cardlink Stockholders certificates for the Common Shares registered in the name of EMS and each Cardlink Stockholder.

1.5
Further Actions. The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in Buyer title to or ownership or possession of any property, right, privilege, power, franchise or other asset of Cardlink or Vistula acquired or to be acquired by reason of, or as a result of, the transactions contemplated hereby, the officers and directors of Cardlink, Vistula and Buyer are fully authorized in the name of the respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF VISTULA AND EMS

        As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of Vistula and EMS represents and warrants, jointly and severally, to Buyer as follows:

2.1
Corporate Status of Vistula and EMS. Vistula is a company duly incorporated, validly existing and in good standing under the laws of England and Wales, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Vistula is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Vistula. EMS is a company duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. EMS is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on EMS.

2.2
Capital Stock.

2.2.1
Authorized Stock of Vistula. The authorized capital stock of Vistula consists of 1,000 ordinary shares, one pound sterling par value per share, of which 1 share is issued and outstanding. EMS is the sole stockholder of Vistula. The 1 outstanding Vistula Ordinary Share has been duly authorized and validly issued, was not issued in violation of any person's preemptive rights, is fully paid and nonassessable and was issued in compliance with applicable securities laws.

2.2.2
Options and Convertible Securities of Vistula. There are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating Vistula to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock and

  Vistula is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding Vistula Ordinary Shares, or other equity securities of Vistula.

2.3
Subsidiaries. Vistula does not have any subsidiaries. Vistula does not own, directly or indirectly, any shares or other equity interest or securities in any business organization, entity or enterprise.

2.4
Articles of Association, Directors and Officers. Vistula has delivered to Buyer true and correct copies of the articles of association of Vistula, including all amendments thereto, as in effect on the date hereof. The minute book of Vistula contains accurate records of all meetings and consents in lieu of meetings of the board of directors of Vistula (and any committees thereof, whether permanent or temporary) and of its stockholders since the date of its incorporation, and such records accurately reflect all transactions referred to in such minutes and consents. The stock book of Vistula accurately reflects record ownership of Vistula's capital stock. Buyer has been provided with a copy of or access to such minutes or consents and stock book. Schedule 2.4 hereto sets forth a list of the directors and officers of Vistula.

2.5
Authority for Agreement; Noncontravention.

2.5.1
Authority. Vistula and EMS have the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and the stockholders of Vistula and EMS and no other corporate proceedings on the part of Vistula or EMS are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Vistula and EMS and constitutes the valid and binding obligation of Vistula and EMS, enforceable against Vistula and EMS in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.5.2
No Conflict. Neither the execution and delivery of this Agreement by Vistula and EMS, nor the performance by Vistula and EMS of their obligations hereunder, nor the consummation by Vistula and EMS of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the articles of association of Vistula or the articles of association of EMS, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any encumbrance pursuant to, or right of termination under, any provision of any material note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Vistula or EMS is a party or by which Vistula or EMS or any of their assets or properties is bound or which is applicable to Vistula or EMS or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority is necessary for the execution and delivery of this Agreement by Vistula and EMS or the consummation by Vistula and EMS of the transactions contemplated hereby.

2.6
Consents and Approvals. The execution, delivery and performance of this Agreement by Vistula and EMS will not, as of the Closing, require any consent, approval, authorization or other action by, or filing with or notification to, any United States or foreign governmental or public body or authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a material adverse effect on the ability of Vistula or EMS to perform their obligations under this Agreement. To the knowledge of Vistula and EMS, the execution, delivery and performance of this Agreement by Vistula and EMS will not, as of the Closing, require any third party consents, approvals, authorizations or actions, except where failure to obtain such consents, approvals, authorizations or actions would not have a material adverse effect on the ability of Vistula or EMS to perform their obligations under this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF CARDLINK AND THE CARDLINK STOCKHOLDERS

        As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each of Cardlink and the Cardlink Stockholders represents and warrants, jointly and severally, to Buyer as follows:

3.1
Corporate Status of Cardlink. Cardlink is a company duly incorporated, validly existing and in good standing under the laws of Scotland, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Cardlink is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Cardlink.

3.2
Residence of Cardlink Stockholders. None of the Cardlink Stockholders is a resident or citizen of the United States and each Cardlink Stockholder resides at the address set forth opposite its name on the signature pages attached hereto.

3.3
Capital Stock.

3.3.1
Authorized Stock of Cardlink. The authorized capital stock of Cardlink consists of 20,000 ordinary shares, one pound sterling par value per share, of which 21,885 shares are issued and outstanding. All of the outstanding Cardlink Ordinary Shares are held of record by the Cardlink Stockholders in the amounts set forth opposite their respective names as set forth on Schedule 3.3. All of the outstanding Cardlink Ordinary Shares have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, are fully paid and nonassessable and were issued in compliance with applicable securities laws.

3.3.2
Options and Convertible Securities of Cardlink. There are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating Cardlink to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock and Cardlink is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding Cardlink Ordinary Shares, or other equity securities of Cardlink.

3.4
Subsidiaries. Cardlink does not have any subsidiaries. Cardlink does not own, directly or indirectly, any shares or other equity interest or securities in any business organization, entity or enterprise.

3.5
Articles of Association, Directors and Officers. Cardlink has delivered to Buyer true and correct copies of the articles of association of Cardlink, including all amendments thereto, as in effect on the date hereof. The minute book of Cardlink contains accurate records of all meetings and consents in lieu of meetings of the board of directors of Cardlink (and any committees thereof, whether permanent or temporary) and of its stockholders since the date of its incorporation, and such records accurately reflect all transactions referred to in such minutes and consents. The stock book of Cardlink accurately reflects record ownership of Cardlink's capital stock. Buyer has been provided with a copy of or access to such minutes or consents and stock book. Schedule 3.5 hereto sets forth a list of the directors and officers of Cardlink.

3.6
Authority for Agreement; Noncontravention.

3.6.1
Authority. Cardlink has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and the Cardlink Stockholders each have the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and the stockholders of Cardlink and no other corporate proceedings on the part of Cardlink are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cardlink and the Cardlink Stockholders and constitutes the valid and binding obligation of Cardlink and the Cardlink Stockholders, enforceable against Cardlink and the Cardlink Stockholders in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.6.2
No Conflict. Neither the execution and delivery of this Agreement by Cardlink and the Cardlink Stockholders, nor the performance by Cardlink and the Cardlink Stockholders of their obligations hereunder, nor the consummation by Cardlink and the Cardlink Stockholders of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the articles of association of Cardlink, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any encumbrance pursuant to, or right of termination under, any provision of any material note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Cardlink or the Cardlink Stockholders is a party or by which Cardlink or the Cardlink Stockholders or any of their assets or properties is bound or which is applicable to Cardlink or the Cardlink Stockholders or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority is necessary for the execution and delivery of this Agreement by Cardlink and the Cardlink Stockholders or the consummation by Cardlink and the Cardlink Stockholders of the transactions contemplated hereby.

3.7
Consents and Approvals. The execution, delivery and performance of this Agreement by Cardlink and the Cardlink Stockholders will not, as of the Closing, require any consent, approval, authorization or other action by, or filing with or notification to, any United States or foreign governmental or public body or authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a material adverse effect on the ability of Cardlink or the Cardlink Stockholders to perform their obligations under this Agreement. To the knowledge of Cardlink and the Cardlink Stockholders, the execution, delivery and performance of this Agreement by Cardlink and the Cardlink Stockholders will not, as of the Closing, require any third party consents, approvals, authorizations or actions, except where failure to obtain such consents, approvals, authorizations or actions would not have a material adverse effect on the ability of Cardlink and the Cardlink Stockholders to perform their obligations under this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

        As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes all of the representations and warranties to the Sellers as follows:

4.1
Corporate Status of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

4.2
Authority for Agreement; Noncontravention.

4.2.1
Authority. Buyer has the corporate power and authority to execute and deliver this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of Buyer pursuant to this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.2.2
No Conflict. Neither the execution and delivery by Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, nor the performance by Buyer of its obligations hereunder, nor the consummation by Buyer of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the charter or by-laws or other organizational documents of Buyer, or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule, regulation, contract, or other agreement to which Buyer is a party or by which either of them or any of their respective assets or properties is bound or which is applicable to either of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority is necessary for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

4.3
Consents and Approvals. The execution, delivery and performance of this Agreement by Buyer will not, as of the Closing, require any consent, approval, authorization or other action by, or filing with or notification to, any United States or foreign governmental or public body or authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. To the knowledge of Buyer, the execution, delivery and performance of this Agreement by Buyer will not, as of the Closing, require any third party consents, approvals, authorizations or actions, except where failure to obtain such consents, approvals, authorizations or actions would not have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

ARTICLE 5
MISCELLANEOUS

5.1
Survival of Representations. All representations, warranties and covenants made by any party in this Agreement or any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive past the Closing.

5.2
Certain Matters of Construction. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

5.3
Amendments and Supplements. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except after the Closing, by an instrument in writing signed by Buyer and the Sellers.

5.4
Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

5.5
Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

5.6
Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

  Buyer:

    VCS, Inc.
    40 Portman Square, 4th Floor
    London W1H 6LT

  Facsimile: +44 (0) 20 7487 4001

  Attn: President

  With copies to:

  Paul Bork, Esq.
  Foley Hoag LLP
  155 Seaport Boulevard
  Boston, Massachusetts 02210
  Facsimile: (617) 832-7000

  To Vistula:

  40 Portman Square, 4th Floor
  London W1H 6LT
  Facsimile: +44 (0) 20 7487 4001

  Attn: President

  To Cardlink:

  40 Portman Square, 4th Floor
  London W1H 6LT
  Facsimile: +44 (0) 20 7487 4001

  Attn: President

5.7
Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Each party hereto acknowledges that, in entering into this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements, certificates and other documents among or between the parties contemplated by or referred to herein.

5.8
Third Party Beneficiaries. Except as expressly provided in this Agreement, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

5.9
Legal Action or Proceeding. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement shall be brought solely and exclusively in the federal or state courts of The Commonwealth of Massachusetts and, by execution and delivery of this Agreement, parties each hereby accept, generally and unconditionally, the sole and exclusive jurisdiction of the aforesaid courts and appellate courts thereof. The parties irrevocably consent to venue in and service of process from aforementioned courts.

5.10
Mutual Drafting. The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.

5.11
Remedies. It is specifically understood and agreed that any breach of the provisions of this Agreement or any other agreement executed and delivered pursuant to this Agreement by any party hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).

5.12
Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto (and such parties' respective successors and assigns) any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto.

5.13
Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

5.14
Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

*    *    *    *    *

        IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be executed as an agreement under seal as of the date first above written.

VCS, Inc.
By:	/s/ RUPERT GALLIERS-PRATT Title: Chairman
Vistula Limited
By:	/s/ RUPERT GALLIERS-PRATT Title: Chairman
Cardlink Services Limited
By:	/s/ RUPERT GALLIERS-PRATT Title: Chairman
Executive Management Services Limited
By:	/s/ BERTA DE PATTON and /s/ ORIEL F. KENNION, V Title: Directors
Cardlink Stockholders:
	/s/ RUPERT GALLIERS-PRATT Rupert Galliers-Pratt	Address:	Mauley Hall, Cleobury Mortimer Worcestershire, DY14 8PN
	/s/ GEORGE GALLIERS-PRATT George Galliers-Pratt	Address:	Mauley Hall, Cleobury Mortimer Worcestershire, DY14 8PN
	/s/ FREDERICK GALLIERS-PRATT Frederick Galliers-Pratt	Address:	Mauley Hall, Cleobury Mortimer Worcestershire, DY14 8PN

	/s/ ISABELLA GALLIERS-PRATT Isabella Galliers-Pratt	Address:	Mauley Hall, Cleobury Mortimer Worcestershire, DY14 8PN
	/s/ ALEXANDRA GALLIERS-PRATT Alexandra Galliers-Pratt	Address:	Mauley Hall, Cleobury Mortimer Worcestershire, DY14 8PN
	/s/ WILLIAM TENNANT William Tennant	Address:	22 Westhall Crescent Cairneymill Dunfermline Fife, KY128FQ
	/s/ GEORGE YOUNG George Young	Address:	61 Main Street Pathhead Midlothian EH37 5PZ
	/s/ MICHAEL G. MANDER Michael Mander	Address:	Flat 12, 77 Cadogan Gardens London, SW3
Buster Burke Limited
By:	/s/ GS BURKE Its: Director	Address:	240 Stratford Road Shirley, Solihull West Midlands B90 3AE
	/s/ KEVIN WEST Kevin West	Address:	52 Briavels Court, Downs Hill Rd Epsom, Surrey, KT18 5HP
	/s/ ANDREW BRUDNELL-BRUCE Andrew Brudenell-Bruce	Address:	26 Napier Avenue London, SW6 3PT
	/s/ CHARLES CHURCHILL Charles Churchill	Address:	9 Carysford House 14 West Halkin Street SWIX 8JS
	/s/ ROSEMARY SHARP Rosemary Sharp	Address:	10 Adams Square Bexleyheath, Kent DA6 8BX
	/s/ ADAM BISHOP Adam Bishop	Address:	44 Kenilworth Road Ealing, London W5 3UH

Brantridge Estates Limited
By:	/s/ HERBERT TOWNING Its: Authorized Signatory	Address:	Malzard House, 15 Union Street St. Helier Jersey JE4 8TY, C.I.
Olympic Corporate Holdings Limited
By:	/s/ J. MARCUS PAYNE Its: Director	Address:	178 Main Street, Box 324 Odessa, Ontario, Canada KOH 2HO
	/s/ MATTHEW GOULD Matthew Gould	Address:	Flat 3, 9 Paddington Street London W1U 5QJ
	/s/ ALEXANDER HESKETH Alexander Hesketh	Address:	Easton Neston, Towcester, Northamptonshire NN12 7HS
	/s/ MOHAMMED HABIB Mohammed Habib	Address:	Hatat House, 1st Floor, Suite 121 PO Box 233 PC 113 Muscat
Oneta Associates, Inc.
By:	/s/ JOHANNES MATT Its: Director	Address:	The Pasea Estate Road Town, Tortola BVI
Executive Management Services Limited
By:	/s/ BERTA DE PATTON and /s/ ORIEL F. KENNION, V Title: Directors	Address:	Palm Chambers No. 4 Fishlock Road Road Town, Tortola BVI

SCHEDULE 2.4
Articles of Association, Directors and Officers

Directors: Rupert Galliers-Pratt and Adam Bishop

President: Adam Bishop
Treasurer:
Secretary: Matthew Gould

SCHEDULE 3.3
Authorized Stock of Cardlink

Stockholder	Number of Shares
Rupert Galliers-Pratt	1,260
George Galliers-Pratt	1,350
Frederick Galliers-Pratt	900
Isabella Galliers-Pratt	450
Alexandra Galliers-Pratt	450
William Tennant	45
George Young	345
Michael Mander	15
Buster Burke Limited	250
Kevin West	100
Andrew Brudenell-Bruce	15
Charles Churchill	15
Rosemary Sharp	150
Adam Bishop	500
Brantridge Estates Limited	500
Olympic Corporate Holdings Limited	175
Matthew Gould	250
Alexander Hesketh	15
Mohammed Habib	100
Oneta Associates, Inc.	8,000
Executive Management Services Limited	7,000

SCHEDULE 3.5
Articles of Association, Directors and Officers

Directors: Rupert Galliers-Pratt

Secretary: Matthew Gould

QuickLinks

  Exhibit 2.1
STOCK PURCHASE AGREEMENT
ARTICLE 1 PURCHASE AND SALE
ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF VISTULA AND EMS
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF CARDLINK AND THE CARDLINK STOCKHOLDERS
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE 5 MISCELLANEOUS
SCHEDULE 2.4 Articles of Association, Directors and Officers
SCHEDULE 3.3 Authorized Stock of Cardlink
SCHEDULE 3.5 Articles of Association, Directors and Officers